EXHIBIT 10.2

Form Of

Restricted Stock Award

Granted by

CB FINANCIAL SERVICES, INC.

under the

CB FINANCIAL SERVICES, INC.
2024 EQUITY INCENTIVE PLAN

This restricted stock agreement (“Restricted Stock Award” or “Agreement”) is and will be subject in every respect to the provisions of the 2024 Equity Incentive Plan (the “Plan”) of CB Financial Services, Inc. (the “Company”) which are incorporated herein by reference and made a part hereof, subject to the provisions of this Agreement.  A copy of the Plan and related prospectus have been provided or made available to each person granted a Restricted Stock Award pursuant to the Plan.  The holder of this Restricted Stock Award (the “Participant”) hereby accepts this Restricted Stock Award, subject to all the terms and provisions of the Plan and this Agreement, and agrees that all decisions under and interpretations of the Plan and this Agreement by the committee appointed to administer the Plan (“Committee”) or the Board of Directors will be final, binding and conclusive upon the Participant and the Participant’s heirs, legal representatives, successors and permitted assigns.  Except where the context otherwise requires, the term “Company” will include the parent and all present and future subsidiaries of the Company as defined in Section 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).  Capitalized terms used herein but not defined will have the same meaning as in the Plan. This Restricted Stock Award is and will also be subject to the non-solicitation provisions set forth in Section 11 of this Agreement for so long as the Participant remains in the Service of the Company or any subsidiary and for twelve (12) months after the Participant’s Service with the Company or the subsidiary ends. This Restricted Stock Award is subject to and conditioned upon the Participant’s execution of this Agreement.  In the event, that the Participant fails execute and return an executed copy of this Agreement to the Company, the Agreement shall automatically be rescinded and cancelled on the fifteenth (15th) day following the Date of Grant, and the Restricted Stock Award shall be forfeited.

1.	Name of Participant:__________________________________________

2.	Date of Grant: ________, 20 .

3.	Total number of shares of Company common stock, $0.4167 par value per share, covered by the Restricted Stock Award:__________________________
4.
Vesting Schedule.  Except as otherwise provided in the Plan and this Agreement, this Restricted Stock Award first becomes earned in accordance with the vesting schedule specified herein.

The Restricted Stock granted under this Agreement shall vest in [number (#)] equal annual installments, with the first installment vesting on the first anniversary of the date of grant, or [date], and succeeding installments on each anniversary thereafter, through [date], subject to accelerated vesting under Section 9 of this Agreement and the terms of the Plan.  To the extent the shares of Restricted Stock awarded under this Agreement are not equally divisible by the number of vesting periods, any excess Restricted Stock shares shall vest on the last vesting date.

5.
Vesting will automatically accelerate pursuant to Sections 2.6 and 4.1 of the Plan (in the event of death, Disability or Involuntary Termination of Service at or following a Change in Control).

Grant of Restricted Stock Award.

The Restricted Stock Award will be in the form of issued and outstanding shares of Stock that will be either registered in the name of the Participant and held by the Company, together with a stock power executed by the Participant in favor of the Company, pending the vesting or forfeiture of the Restricted Stock, or registered in the name of, and delivered to, the Participant.  Notwithstanding the foregoing, the Company may in its sole discretion, issue Restricted Stock in any other format (e.g., electronically) in order to facilitate the paperless transfer of such Awards.

If certificated, the certificates evidencing the Restricted Stock Award will bear a legend restricting the transferability of the Restricted Stock.  The Restricted Stock awarded to the Participant will not be sold, encumbered hypothecated or otherwise transferred except in accordance with the terms of the Plan and this Agreement.

6.	Terms and Conditions.
6.1	The Participant will have the right to vote the shares of Restricted Stock awarded hereunder on matters that require shareholder vote.
6.2
Upon the vesting of shares of Restricted Stock, any dividends declared but not paid during the vesting period shall be paid within thirty (30) days following the vesting date. Any stock dividends declared on shares subject to the Restricted Stock Award shall be subject to the same restrictions and shall vest at the same time as the shares of Restricted Stock from which the dividends were derived. All unvested dividends shall be forfeited to the extent the underlying shares of Restricted Stock are forfeited.

7.
Delivery of Shares.

Delivery of shares of Stock under this Restricted Stock Award will comply with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

8.
Adjustment Provisions. This Restricted Stock Award, including the number of shares subject to the Restricted Stock Award, will be adjusted upon the occurrence of the events specified in, and in accordance with the provisions of, Section 3.4 of the Plan.

9.	Effect of Termination of Service on Restricted Stock Award. This Restricted Stock Award will vest as follows upon a Termination of Service:

(i)	Death. In the event of the Participant’s Termination of Service by reason of the Participant’s death, any unvested shares of Restricted Stock subject to this Agreement will vest.
(ii)	Disability. In the event of the Participant’s Termination of Service by reason of Disability, any unvested shares of Restricted Stock subject to this Agreement will vest.

(iii)
Change in Control.  In the event of the Participant’s Involuntary Termination of Service at or following a Change in Control, any unvested shares of Restricted Stock subject to this Agreement will vest.

(iv)	Termination for Cause. In the event of the Participant’s Termination of Service for Cause, all shares of Restricted Stock subject to this Agreement that have not vested will expire and be forfeited.
(v)
Other Termination.  In the event of a Participant’s Termination of Service for any reason other than due to death, Disability, or an Involuntary Termination at or following a Change in Control, all shares of  Restricted Stock subject to this Agreement that have not vested as of the date of the Termination of Service will expire and be forfeited.

10.	Miscellaneous.

10.1
This Restricted Stock Award will not confer upon the Participant any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights, except as otherwise provided herein.

10.2	This Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Participant.
10.3	The shares of Restricted Stock subject to this Agreement are not transferable prior to the time the shares vest.
10.4	This Restricted Stock Award will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.
10.5
This Restricted Stock Award is subject to all laws, regulations and orders of any governmental authority which may be applicable thereto and, notwithstanding any of the provisions hereof, the Company will not be obligated to issue any shares of stock hereunder if the issuance of such shares would constitute a violation of any such law, regulation or order or any provision thereof.

10.6	This Restricted Stock Award is subject to any required federal, state and local tax withholding that may be effected in the manner determined by the Company.
10.7
Nothing in this Agreement will interfere with or limit in any way the right of the Company or any Affiliate to terminate the Participant’s employment or service at any time, nor confer upon the Participant any right to continue in the employ or service of the Company or any Affiliate.

10.8	This Agreement shall be binding upon any successor of the Company, in accordance with the terms of this Agreement and the Plan.

11.	Post-Termination Non-Solicitation of Customers or Employees.
(i)
In exchange for accepting this Restricted Stock Award, for a period beginning the date of this Agreement to one year following the Participant’s date of Termination of Service, the Participant shall not, except as otherwise permitted in writing by the Bank and the Company:

(a)
directly or indirectly solicit persons or entities who were customers or referral sources of the Bank and the Company or their respective affiliates within one year of Participant’s Termination of Service, to a become customer or referral source of a person or entity other than the Bank and the Company or their respective affiliates; or

(b)
directly or indirectly solicit any employee of the Bank and the Company or their respective affiliates who were employed within one year of the Participant’s Termination of Service to work for anyone other than the Bank and the Company or their respective affiliates.

(ii)
The Participant agrees that the restrictions contained in this Agreement are fair and reasonable and necessary for the protection of the legitimate business interests of the Company, and the Participant intends that such restrictions be enforceable and enforced to their fullest extent.  The Participant acknowledge that the Participant can earn a livelihood without violating any of the undertakings contained in this Agreement, and that the restrictions in this Agreement will not prevent the Participant from obtaining employment in different jobs within the Participant’s chosen field of work.  The Participant further acknowledges that it would take at least 12 months to locate, hire and adequately train a replacement and to give the Participant’s replacement sufficient time to develop a good business relationship with the clients with whom the Participant worked during employment with the Company.

(iii)
The Participant acknowledges that any violation of this Agreement may result in forfeiture of the Award hereunder, and may further subject him/her to a civil action for money damages by the Company for losses sustained as a result of the breach of this Section 11 of this Agreement or any covenants contained herein.  The Participant recognizes that the Company’s remedies at law may be inadequate and that the Company shall have the right to seek injunctive relief in addition to any other remedy available to it.  If the Participant breaches this Agreement or any of the covenants contained herein, the Company has the right to seek issuance of a court-ordered injunction as well as any and all other remedies and damages, to compel the enforcement of the terms stated herein.  This provision with respect to injunctive relief shall not, however, diminish the right of the Company to claim and recover damages in addition to injunctive relief.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name and on its behalf as of the date of grant of this Restricted Stock Award set forth above.
CB FINANCIAL SERVICES, INC.
By:______________________________
Its:______________________________

PARTICIPANT’S ACCEPTANCE
The undersigned hereby accepts the foregoing Restricted Stock Award and agrees to the terms and conditions hereof, including the terms and provisions of the 2024 Equity Incentive Plan.  The undersigned hereby acknowledges receipt of a copy of the Company’s 2024 Equity Incentive Plan. This Agreement must be executed and returned to the Company within fifteen (15) days of the Date of Grant or it will be considered rescinded and cancelled, and the Restricted Stock Award will be forfeited.
PARTICIPANT

 _______________________________

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